SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (date of earliest event reported): January 31, 2003




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                       0-4690                    74-2126975
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000


                        _______________________________





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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

          The following exhibit is included with this Report:

          Exhibit 99 Press release dated January 31, 2003 issued by Financial Industries Corporation


Item 9.  REGULATION FD DISCLOSURE

On January 31, 2003, Financial Industries Corporation ("Registrant") issued a press release announcing that it plans to implement a number of technology projects consistent with the company's new strategic direction program aimed at improving operational efficiency and increasing investment income. The technology improvements consist of a New Business and Underwriting Automation Project, an Interactive Voice Response(IVR) Project, and migration to one new business computer system throughout the company, all of which will reduce operating expenses, increase productivity and enhance customer service capabilities.

     NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of
     Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION


                                        Date: January 31, 2003

                                        By:           /s/ Eugene E. Payne
                                             Eugene E. Payne
                                             Chief Executive Officer





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                                   Exhibit 99

(BW) (Financial Industries Corporation) (FNIN) Financial Industries Corporation Announces Technology Component of New Strategic Direction



AUSTIN, Texas - (BUSINESS WIRE) - January 31, 2003 - Financial Industries Corporation (FIC) (Nasdaq: FNIN) today announced that it plans to implement a number of technology projects consistent with the company's new strategic direction program aimed at improving operational efficiency and increasing investment income. It is estimated that the new technology investment will have a net savings of approximately $1.58 million over the course of the next five years.

"For 2003, FIC has scheduled three major technology improvements that will reduce operating expenses, increase productivity, and enhance customer service capabilities," said the head of FIC's new management team, Chairman, President, and CEO, Eugene E. Payne. "We are excited about what these improvements will mean for our sales and marketing capabilities, as well as the positive impact they will have on our bottom-line."

A New Business and Underwriting Automation Project includes several initiatives to enhance the New Business/Underwriting processing environment:

     o The Document Imaging and Workflow project will allow each department to substantially reduce paper work, improve business processing turnaround time, expedite work scheduling between departments and reduce resources.

     o The Personal Digital Assistance Program (PDA) will allow agents to enter all application information into a handheld PDA and transmit the data with electronic signature directly into the Home Office new business system.

     o The Automate Policy Assembly Process will allow New Business/Underwriting to print policy forms at time of issuance, reducing manual production processes and decreasing turnaround time by up to a full day.

     o    The  Automate   Sales   Illustrations   will   eliminate  the  current
          requirement to manually input all of the data from the issue system into the sales illustrations software.

An Interactive Voice Response (IVR) Project will allow policyholders and agents to obtain policy information directly from the Home Office computer system via voice, fax, callback and email - 24 hours a day, 7 days a week.

In 2003, the company will also commence its migration to one new business computer system consistent throughout the company.

"There are numerous additional technology initiatives currently under evaluation which also may help reduce expenses and improve productivity and service. Each must pass the test of quickly improving the bottom-line" said Payne. "FIC is dedicated to rapidly and aggressively pursuing such initiative to improve operating efficiencies and producing better financial results in the future," continued Payne.
                                     (more)





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






FIC - Technology Release, page 2


These latest planned technology improvements are a critical part of a far-reaching plan designed to refocus on the Company's new strategic direction. Additional components of the plan include cost cutting measures to quickly streamline sales costs while focusing sales energy on their most profitable markets, the development of a new diversified strategy for investments to enhance earnings, a re-invigorated acquisition strategy, and a revamping of the company's organizational structure.

Financial Industries Corporation (FIC), through its various subsidiaries, markets and underwrites individual life insurance and annuity products. For more information on FIC, go to http://www.ficgroup.com on the Internet.

This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "project," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting FIC's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these and other factors is set forth in FIC's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and its other filings with the Securities and Exchange Commission. FIC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For  more  information  contact:   Bob  Bender,   Corporate  Relations  Officer,
512-404-5080, bbender@ficgroup.com





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